Exhibit 99.1

Cineverse Announces Pricing of $8 Million Public Offering

LOS ANGELES, June 14, 2023 /PRNewswire/ -- Cineverse Corp. (NASDAQ: CNVS), a global streaming technology and entertainment company with one of the world's largest portfolios of owned and operated streaming channels, today announced it has entered into securities purchase agreements for the purchase and sale of 2,666,667 shares of common stock (or common stock equivalents in lieu thereof) and warrants to purchase up to 2,666,667 shares of common stock at a combined public offering price of $3.00 per share and accompanying warrant for aggregate gross proceeds of approximately $8 million, before deducting placement agent fees and other offering expenses. The warrants will have an exercise price of $3.00 per share, will be exercisable immediately and will expire five years from the issuance date.

The closing of the offering is expected to take place on or about June 16, 2023, subject to the satisfaction of customary closing conditions.

A.G.P./Alliance Global Partners is acting as the lead placement agent for the offering.

Titan Partners Group, a division of American Capital Partners, LLC, is acting as co-placement agent for the offering. The Benchmark Company, LLC is acting as financial advisor for the offering.

This offering is being made pursuant to the Company's shelf registration statement on Form S-3 (File No. 333-239710) previously filed with the U.S. Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended, which was declared effective by the SEC on July 10, 2020. This press release shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction. A prospectus supplement relating to the shares of common stock and warrants will be filed by Cineverse with the SEC. When available, copies of the prospectus supplement, together with the accompanying prospectus, can be obtained at the SEC’s website at www.sec.gov or from A.G.P./Alliance Global Partners, 590 Madison Avenue, 28th Floor, New York, New York 10022 or by email at prospectus@allianceg.com.

About Cineverse

Cineverse is a global streaming technology and entertainment company with one of the world's largest portfolios of owned and operated streaming channels and streaming content libraries, all powered by its advanced, proprietary technology platform. Cineverse currently features enthusiast brands for subscription video on demand (SVOD), advertising-based video on demand (AVOD) and free, ad-supported streaming television (FAST) channels. Cineverse entertains consumers around the globe by providing premium feature film and television series, enthusiast streaming channels and technology services to some of the world's largest media, retail and technology companies. For more information, please visit www.cineverse.com.

Safe Harbor Statement

Investors and readers are cautioned that certain statements contained in this document, as well as some statements in periodic press releases and some oral statements of Cineverse officials during presentations about Cineverse, along with Cineverse's filings with the Securities and Exchange Commission, including Cineverse's registration statements, quarterly reports on Form 10-Q and annual report on Form 10-K, are "forward-looking'' statements within the meaning of the Private Securities Litigation Reform Act of 1995 (the "Act''). Forward-looking statements include statements that are predictive in nature, which depend upon or refer to future events or conditions, which include words such as "expects," "anticipates,'' "intends,'' "plans,'' "could," "might," "believes,'' "seeks," "estimates'' or similar expressions. In addition, any statements concerning future financial performance (including future revenues, earnings, or growth rates), ongoing business strategies or prospects, and possible future actions, including those relating to the timing and completion of the proposed offering, which may be provided by Cineverse's management, are also forward-looking statements as defined by the Act. Forward-looking statements are based on current expectations and projections about future events and are subject to various risks, uncertainties, and assumptions about Cineverse, its technology, economic and market factors, and the industries in which Cineverse does business, among other things. These statements are not guarantees of future performance, and Cineverse undertakes no specific obligation or intention to update these statements after the date of this release.

For additional information, please contact:

For Media

The Lippin Group for Cineverse

cineverse@lippingroup.com

At Cineverse

Julie Milstead

424-281-5411

investorrelations@cineverse.com

The Equity Group Inc.

Carolyne Sohn

408-538-4577

csohn@equityny.com